1
As filed with the Securities and Exchange Commission on October 7, 2026
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Managed Portfolio Series

(Exact name of registrant as specified in its charter)
Delaware

(State of incorporation or organization)
See List Below

(I.R.S. Employer Identification Number)
c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Avenue
Milwaukee, Wisconsin 53202
(Address of registrant’s principal executive offices)

Title of Each Class of Securities to be Registered	Name of Each Exchange on which Each Class is to be Registered

Tuttle Capital Thematic ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Inference ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI TokenMax ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Substrate ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Test Equipment ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Capacitor ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Robotic Perception ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Thermal Management ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Memory Wall ETF	Cboe BZX Exchange, Inc.
Tuttle Capital On-Device AI ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI DC Power Architecture ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Network Fabric ETF	Cboe BZX Exchange, Inc.
Tuttle Capital AI Drug Discovery ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Space Data Centers ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Owned Intelligence ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-172080

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.
2
Item 1.Description of Registrant’s Securities to be Registered.
Reference is made to Post-Effective Amendment No. 661 to the Registrant’s Registration Statement on Form N-1A (File
Nos. 333-172080 and 811-22525), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR
(Accession No. 0000894189-26-029261) on October 7, 2026, which is incorporated herein by reference.
The Trust currently consists of 36 separate series.  The series to which this filing relates and its IRS Employer Identification
Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Tuttle Capital Thematic ETF	42-4395929
Tuttle Capital AI Inference ETF	42-4395737
Tuttle Capital AI TokenMax ETF	42-4342400
Tuttle Capital AI Substrate ETF	42-4370100
Tuttle Capital AI Test Equipment ETF	42-4395864
Tuttle Capital AI Capacitor ETF	42-4288507
Tuttle Capital Robotic Perception ETF	42-4342461
Tuttle Capital AI Thermal Management ETF	42-4304116
Tuttle Capital AI Memory Wall ETF	42-4303916
Tuttle Capital On-Device AI ETF	42-4395800
Tuttle Capital AI DC Power Architecture ETF	42-4342279
Tuttle Capital AI Network Fabric ETF	42-4342328
Tuttle Capital AI Drug Discovery ETF	42-4370032
Tuttle Capital Space Data Centers ETF	42-4370273
Tuttle Capital Owned Intelligence ETF	42-4304240
Item 2.Exhibits

A.	Certificate of Trust - incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on February 1, 2011.

B.
Amended and Restated Agreement and Declaration of Trust - incorporated herein by reference from Post-
Effective Amendment No. 314 to Registrant’s Registration Statement on Form N-1A filed on October 24,
2017.

C.	Amended and Restated Bylaws - incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on May 5, 2011.
3
SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Managed Portfolio Series

October 7, 2026

By:	/s/ Brian R. Wiedmeyer
Brian R. Wiedmeyer
President and Principal Executive Officer